 Tompkins Financial Corporation; 10-K

Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tompkins Financial Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-60871, 333-60873, 333-75822, 333-108002, 333-160738, 333-163977, and 333-184582) on Forms S-8 and in the Registration Statements (No. 333-40534, 333-86864, 333-120686, 333-145750, 333-160740, and 333-183753) on Forms S-3 of Tompkins Financial Corporation and subsidiaries of our reports dated March 18, 2013, with respect to the consolidated statements of condition of Tompkins Financial Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Tompkins Financial Corporation.

/S/ KPMG

Syracuse, New York

March 18, 2013